POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned

hereby constitutes and appoints Armand Correia,

Gene Wexler and Mary Beth Riley, and each of them

acting or signing alone, as his or her true

and lawful attorney-in-fact to

1 execute for and on behalf of the undersigned,

in the undersigneds capacity as an officer

and/or director of Ascena Retail Inc., any and

all reports required to be filed by the undersigned

in accordance with Section 16(a) of the

Securities Exchange Act of 1934 and the

rules thereunder

2 do and perform any and all acts for and

on behalf of the undersigned which

may be necessary or desirable to complete

and execute any such Form 3,4 or 5 or

other required report and timely file

such report with the United States

Securities and Exchange Commission

and any stock exchange or similar

authority and

3   take any other action of any type whatsoever

in connection with the foregoing which in

the opinion of such attorney-in-fact, may be

of benefit to, in the best interest of, or

legally required by, the undersigned, it being

understood that the documents executed by such

attorney-in-fact on behalf of the undersigned,

pursuant to this Power of Attorney, shall be

in such form and shall contain such terms and

conditions as such attorney-in-fact may approve

in his discretion.

The undersigned hereby grants to each such

Attorney in fact full power and authority

to do and perform each and every act and thing

whatsoever requisite necessary and proper to be

done in the exercise of any of the rights and

powers herein granted, as fully to all intents

and purposes as the undersigned might or could

do if personally present, with full power of

substitution or revocation,hereby ratifying and

confirming all that such attorney-in-fact, or

his or her substitute or substitutes, shall

lawfully do or cause to be done by virtue of

this Power of Attorney and the rights and

powers herein granted.

The undersigned acknowledges that no such

attorney-in-fact, in serving in such capacity

at the request of the undersigned, is hereby

assuming, nor is the Company hereby assuming,

any of the undersigneds responsibilities to

comply with Section 16 of the Securities

Exchange Act of 1934.

This Power of Attorney shall remain in

full force and effect until the undersigned

is no longer required to file reports under

Section 16 with respect to the undersigneds

holdings of and transactions in securities

issued by the Company, unless earlier revoked

by the undersigned in a signed writing

delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused

this Power of Attorney to be executed as of

this 7th day of November, 2011.

Signature:S John J Sullivan

Printed Name: John J Sullivan